Exhibit 10.1

                             TIME SHARING AGREEMENT

     This Time Sharing Agreement, made as of this 14th day of September, 2007 by and between H. J. Heinz Company, 600 Grant Street, Pittsburgh, PA 15219 ("Heinz"), and William R. Johnson, in care of H. J. Heinz Company, 600 Grant Street, Pittsburgh, PA. 15219 ("Lessee").

                                    RECITALS

     1) WHEREAS, Heinz owns a Gulfstream IV SP aircraft registered in the United States bearing Registration No. N257H and Manufacturer's Serial No. 1223 and leases a Gulfstream IV SP aircraft registered in the United States bearing Registration No. N457H and Manufacturer's Serial No. 1462 (the "Aircraft," which shall refer to the either aircraft involved in a specific flight or both aircraft Nos. N457H and N257H for other references, provided that the Aircraft with Serial No. 1462 may also be specifically referred to as the "Leased Aircraft" as defined hereinbelow) ; and

     2) WHEREAS, Lessee desires to lease the Aircraft from time to time from Heinz and Heinz is willing to lease the Aircraft to Lessee for such purpose under the terms hereof; and

     3) WHEREAS, Banc of America Leasing & Capital, LLC (the "Owner"), has the right to lease that certain Gulfstream IV SP aircraft (Serial No. 1462; Registration No. N457H), together with all related engines, avionics, systems, equipment, flight and maintenance manuals and log books (collectively and specifically the "Leased Aircraft");

     4) WHEREAS, Heinz leases the Leased Aircraft on an exclusive basis from the Owner pursuant to the terms of that certain Aircraft Lease Agreement dated February 1, 2006 by and between the Owner and Heinz (the "Lease");

     5) WHEREAS, pursuant to the certain Consent to timeshare by and between Owner and Heinz, Owner has consented to the timeshare of the Leased Aircraft by Heinz;

     6) WHEREAS, Heinz and Lessee have agreed on the lease of the Aircraft under this Time Sharing Agreement set forth herein and for the consideration expressed herein; and

     7) WHEREAS, this Time Sharing Agreement is entered into in recognition and contemplation of the authority to do so under the applicable provisions of the U.S. Federal Aviation Regulations ("FAR"), in particular 14 C.F.R. ss. 91.501
(b)(6).

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                Lease of Aircraft

     1.1 Heinz shall make an Aircraft available to Lessee from time to time, with a flight crew for the operation thereof, at such times as are mutually agreed by Heinz and Lessee during the term hereof. Lessee's use of the Aircraft shall constitute a non-exclusive lease.

     1.2 Lessee shall pay Heinz no less than the actual expenses of each flight conducted under this Agreement, provided, however, in no case shall the amount paid to Heinz exceed the amount authorized to be paid pursuant to FAR Part
91.501 (d). FAR Part 91.501 authorizes payment of some or all of the following expenses of each flight:

     (a)  Fuel, oil, lubricants, and other additives;

     (b) Travel expenses of the crew, including food, lodging and ground transportation;

     (c)  Hangar and tie down costs away from the Aircraft's base of operation;

     (d)  Insurance obtained for the specific flight;

     (e)  Landing fees, airport taxes, and similar assessments;

     (f) Customs, foreign permit, and similar fees directly related to the flight;

     (g)  In-flight food and beverages;

     (h)  Passenger ground transportation;

     (i)  Flight planning and weather contract services; and

     (j)  An additional  charge equal to 100% of the expenses  listed in subpart
          (a) above.

     1.3 Heinz shall pay all expenses related to the operation of the Aircraft and will provide an invoice to Lessee for the expenses as described in Section
1.2 above within 15 days after the end of the month in which any flight or flights for the account of the Lessee occur. Lessee shall pay Heinz for said expenses within 30 days of receipt of the invoice.

     1.4 Lessee will provide Heinz with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Heinz or Heinz's flight crew:

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

     (a)  proposed departure point;

     (b)  destination;

     (c)  date and time of flight;

     (d)  the number of anticipated passengers;

     (e)  the nature and extent of luggage and/or cargo to be carried;

     (f)  the date and time of return flight, if any; and

     (g) any other information concerning the proposed flight that may be pertinent or required by Heinz or Heinz's flight crew.

     1.5 Lessee shall pay to Heinz the commercial Federal Excise Tax imposed on the transportation of persons for flights conducted under this Agreement. This tax currently consists of a 7.5 percent tax imposed on the amounts paid plus the appropriate per leg segment fees. (The segment fee is subject to change on January 1 of every year.) Amounts due for taxes shall be included on monthly invoices submitted to Lessee.

     1.6 For the purpose of computing flight hours of utilization of the Aircraft by Lessee under the terms and provisions of this Agreement, the pilot of the Aircraft shall enter into the appropriate log books the flight hours flown by the Aircraft while engaged in the performance of flight operations at the request of Lessee pursuant to this Agreement.

     1.7 Use of the Aircraft by Lessee shall be for Lessee's own account and shall be subject to the use limitations set forth in Sections 91.501 and 91.321 of the FAR. Lessee is hereby expressly prohibited from using the Aircraft for compensation or hire for either passengers or cargo. Lessee shall not incur any mechanics or other lien in connection with the use, inspection, preventative maintenance, maintenance or storage of Aircraft, nor shall there be any attempt by Lessee to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of security interest involving the Aircraft or do anything or take any action that might mature into such a lien. During the term of this Agreement, Lessee will abide by and conform to all applicable laws, governmental and airport orders, rules and regulations.

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

                                   ARTICLE II
                       Delivery and Redelivery of Aircraft

     2.1 The use of the Aircraft under the terms and provisions of this Agreement shall become effective upon the date and time an Aircraft is delivered to Lessee and such Aircraft shall upon delivery, ipso facto and without further deed of lease or transfer, pass under and become subject to all the terms and provisions of this Agreement. Such use shall terminate following the termination of flight operations by Lessee upon redelivery of the Aircraft to Heinz.

     2.2 Delivery and redelivery of an Aircraft by one party to the other party shall ordinarily be made at Pittsburgh International Airport, provided, however, that delivery and/or redelivery of an Aircraft may be made at such other airport as shall be agreed upon by both parties from time to time. If and to the extent an Aircraft is idle while waiting to return Lessee in completion of a trip, Heinz may use the Aircraft during such period in which the Aircraft would otherwise be idle, but the cost of movement of the Aircraft during such period and repositioning the Aircraft to complete Lessee's trip shall be at Heinz's expense.

                                   ARTICLE III
                    Authority to Accept Delivery of Aircraft

     Prior to the use of the Aircraft under the terms of this Agreement, Lessee shall provide to Heinz a letter setting forth the names of persons who are authorized by Lessee to request the use of the Aircraft and to accept delivery of the Aircraft hereunder. Such authorization may be amended from time to time by Lessee and such Amendment shall become effective on delivery thereof to Heinz.

                                   ARTICLE IV
               Flight Crews and Flight Operations and Maintenance

     4.1 Heinz shall provide a complete flight crew for the operation of the Aircraft while being used by Lessee under the terms of this Agreement. Each member of such flight crew shall be duly licensed and qualified in accordance with the provisions of applicable law.

     4.2 The captain of the flight crew shall at all times be in complete charge and control of the Aircraft; provided, however, that Lessee shall have the right to determine the schedules and points of destination of a flight while the Aircraft is being used by Lessee subject at all times to the judgment of the captain of the flight crew as to the safe conduct of any such flight. The captain of each flight shall have the final authority with respect to (i) the initiation or termination of any flight, (ii) selection of the routing of any flight, (iii) determination of the load to be carried, and (iv) all decisions relating to the safety of any flight. The parties further agree that Heinz shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

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

     4.3 The Aircraft, while being used by Lessee pursuant to this Agreement, shall be operated at all times in compliance with all applicable laws and regulations, including, without limitation, the rules and regulations of the FAA.

     4.4 Heinz shall be solely responsible for securing maintenance, preventative maintenance and required or otherwise necessary inspections on the Aircraft. The Aircraft shall be inspected in accordance with and maintained in an airworthy condition in accordance with applicable rules and regulations of 14 C.F.R. Part 91 during the term of this Agreement. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft for Lessee. The captain of the Aircraft shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.

                                    ARTICLE V
                                   Assignment

     Neither party shall assign this Agreement or any rights hereunder without prior written consent of the other party.

                                   ARTICLE VI
                                      Term

     The term of this Agreement shall be for six (6) months from the Effective Date and at the end of such six (6) month term, and at the end of any renewal term, shall be automatically renewed for a further six (6) month term provided; however, that either party may terminate this Agreement, with or without cause, at any time upon sixty (60) days prior written notice to the other party.

                                   ARTICLE VII
                                 Applicable Law

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                  ARTICLE VIII
                             Consent to Jurisdiction

     Heinz and Lessee hereby irrevocably submit to the jurisdiction of the Courts of the Commonwealth of Pennsylvania or the United States Federal Courts sitting therein, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement. Lessee and Heinz irrevocably consent to the service of any and all process in any such proceeding to Lessee or Heinz by registered or certified mail at its address designated in Article
XI. In addition, Heinz and Lessee hereby irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in the Courts of Commonwealth of

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

Pennsylvania or the United States Federal Courts sitting therein, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. Heinz and Lessee agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.



                                   ARTICLE IX
                           Truth in Leasing Provision


     THE AIRCRAFT HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. DURING THE DURATION OF THIS AGREEMENT, H.J. HEINZ COMPANY, WITH AN ADDRESS AT 600 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219, SHALL BE CONSIDERED TO BE THE RESPONSIBLE PARTY FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. THE "INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS" ARE ATTACHED HERETO AND ARE INCORPORATED HEREIN BY REFERENCE.


     THE UNDERSIGNED, H.J. HEINZ COMPANY, CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.


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

                        INSTRUCTIONS FOR COMPLIANCE WITH
                          TRUTH IN LEASING REQUIREMENTS

1. Mail a copy of the Agreement to the following address via certified mail, return receipt requested, immediately upon execution of the Agreement. (14 C.F.R. ss. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

                  Federal Aviation Administration
                  Aircraft Registration Branch
                  ATTN: Technical Section
                  POB 25724
                  Oklahoma City, OK   73125

2. Provide via written or verbal notice the following information to the nearest FAA Flight Standards District Office at least forty-eight hours prior to first flight under this Agreement and inform them of the following:

     a.   The location of the airport of departure;

     b.   The departure time; and

     c.   The registration number of the aircraft involved.

3.   Carry a copy of the Agreement in the Aircraft at all times.

                                    ARTICLE X
                                   Warranties

     Heinz makes no representations or warranties, whether expressed or implied, other than those set forth in this Agreement, including, but not limited to, any warranty of merchantability or fitness for a particular purpose with respect to the services to be performed hereunder or the use of the Aircraft. Heinz shall not be liable for any special, incidental, indirect or consequential damages or for the lost profits or revenues in connection with the furnishing, performance or use of the services to be performed hereunder, in the absence of gross negligence or willful misconduct on its part or that of its officers, employees or agents. Heinz shall not be liable for any act or omission occurring in the course of or in connection with the use of the Aircraft by Lessee or the performance of the services hereunder by Heinz or its managers, officers, employees or agents or for any loss or damage which Lessee may sustain or suffer as the result of or in the course of the discharge by Heinz of its duties hereunder. Heinz's liability for any damages, claims, actions or causes of action arising, directly or indirectly, in connection with this Agreement, the use of the Aircraft by Lessee, or the services provided hereunder is strictly limited to an amount not to exceed six months' average billing in the aggregate in any one calendar year to Lessee for services during such calendar year. Any such limitations of liability shall not limit or restrict Lessee's rights as an employee of Heinz.

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

                                   ARTICLE XI
                                  Miscellaneous

     11.1 All notices in connection with this Agreement shall be in writing and shall be given by registered mail, cable, telex, teletype or personal delivery, addressed as follows:

                  Heinz:            H .J. Heinz Company
                                    60th Floor
                                    600 Grant Street
                                    Pittsburgh, Pennsylvania 15219
                                    Attention:  Jack Runkel

                  Copy to:          Executive Vice President and
                                    General Counsel


                  Lessee:           William R. Johnson
                                    In care of H. J. Heinz Company
                                    60th Floor
                                    600 Grant Street
                                    Pittsburgh, Pennsylvania 15219


or, as to any party, to such other address as such party shall from time to time designate by written notice to the other parties. The effective date of any notice given in connection with this Agreement shall be the date on which it is received by the addressee.

     11.2 The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Heinz and Lessee and their respective successors and assigns. In case any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, neither the validity nor the enforceability of the remainder of this Agreement shall in any way be affected. Either party may amend this Agreement at anytime by an instrument in writing duly executed by the other party. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

     11.3 This Agreement supersedes all prior written agreements and understandings between the parties with respect to the subject matter hereof, and no modification, termination or attempted waiver shall be valid unless in writing and signed by both parties below.

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

     11.4 The Aircraft is and at all times shall remain the property of Heinz, and Lessee and shall have no right, title or interest therein or in the proceeds thereof except as expressly permitted hereunder, provided, however, the Leased Aircraft is subject and subordinate to the rights of Owner as set forth in
Section 11.5 below.

     11.5 The rights of Lessee (and any party claiming through Lessee) with respect to the Leased Aircraft shall be subject and subordinate in all respects to Owner's rights, title and interests in the Leased Aircraft, including, all of its rights and remedies under the Lease and any related agreements.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 14th day of September, 2007.





                                   /s/ William R. Johnson
                                   ----------------------
                                   William R. Johnson





                                   H. J. HEINZ COMPANY


                          By:      /s/ D. Edward I. Smyth
                                   ----------------------
                          Name:    D. Edward I. Smyth
                          Title:   Chief Administrative Officer
                                   and Senior Vice President - Corporate and
                                   Government Affairs


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